Exhibit 5.1

JONES DAY

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

November 29, 2011

American Greetings Corporation

One American Road

Cleveland, Ohio 44144

Re:	$225,000,000 Aggregate Principal Amount of 7.375% Senior Notes due 2021 of American Greetings Corporation

Ladies and Gentlemen:

We are acting as counsel for American Greetings Corporation, an Ohio corporation (the “Company”), in connection with the issuance and sale of $225,000,000 aggregate principal amount of 7.375% Senior Notes due 2021 of the Company (the “Notes”), pursuant to the Underwriting Agreement, dated November 16, 2011 (the “Underwriting Agreement”), entered into by and between the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein (collectively, the “Underwriters”). The Notes will be issued pursuant to an indenture (the “Base Indenture”) to be entered into between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture (the “Supplemental Indenture”) to be entered into between the Company and the Trustee (the Base Indenture, as so amended and supplemented by the Supplemental Indenture, the “Indenture”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes, when they are executed by the Company and authenticated by the Trustee in accordance with the Indenture and issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company.

For purposes of the opinion expressed herein, we have assumed that (i) the definitive terms of the Notes will be established in accordance with the provisions of the Indenture and (ii) the Trustee will authorize, execute and deliver the Base Indenture and the Supplemental Indenture, and the Indenture will be the valid, binding and enforceable obligation of the Trustee.

ALKHOBAR    •    ATLANTA    •    BEIJING     •    BOSTON    •    BRUSSELS    •    CHICAGO    •    CLEVELAND     •    COLUMBUS    •    DALLAS    •    DUBAI

FRANKFURT    •    HONG    KONG    •     HOUSTON    •     IRVINE     •     JEDDAH    •     LONDON    •     LOS    ANGELES    •    MADRID    •    MEXICO CITY

MILAN     •     MOSCOW     •     MUNICH     •     NEW     DELHI     •     NEW     YORK     •     PARIS      •     PITTSBURGH      •     RIYADH     •     SAN     DIEGO

SAN  FRANCISCO  •  SÃO  PAULO  •  SHANGHAI    •    SILICON  VALLEY     •    SINGAPORE    •    SYDNEY    •    TAIPEI    •    TOKYO     •    WASHINGTON

JONES DAY

American Greetings Corporation

November 29, 2011

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3, as amended (Registration No. 333-177986) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day